CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment to Registration Statement [No. 333-237892] on Form N-14 of our reports dated February 21, 2020, relating to the financial statements and financial highlights of Great-West Lifetime 2015 Fund, Great-West Lifetime Conservative 2015 Fund, Great-West Lifetime 2020 Fund, Great-West Lifetime Conservative 2020 Fund, Great-West Lifetime 2025 Fund, Great-West Lifetime Conservative 2025 Fund, Great-West Lifetime 2030 Fund, Great-West Lifetime Conservative 2030 Fund, Great-West Lifetime 2035 Fund, Great-West Lifetime Conservative 2035 Fund, Great-West Lifetime 2040 Fund, Great-West Lifetime Conservative 2040 Fund, Great-West Lifetime 2045 Fund, Great-West Lifetime Conservative 2045 Fund, Great-West Lifetime 2050 Fund, Great-West Lifetime Conservative 2050 Fund, Great-West Lifetime 2055 Fund, Great-West Lifetime Conservative 2055 Fund, Great-West Lifetime 2060 Fund, and Great-West Lifetime Conservative 2060 Fund, twenty of the series of Great-West Funds, Inc. (the “Funds”), appearing in the corresponding Annual Reports on Forms N-CSR of the Funds for the year ended December 31, 2019, and to the references to us on the cover page of the Information Statement/Prospectus and under the headings “Service Providers” and “Financial Highlights” in the Information Statement/Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

June 17, 2020